Exhibit 11.1
Consent of Independent Registered Public Accounting Firm

HC Government Realty Trust, Inc.
Sarasota, Florida

We hereby consent to the use in the Offering Circular constituting a part of this Regulation A Offering Statement on Form 1-A of HC Government Realty Trust, Inc. and subsidiaries of our report dated April 27, 2018, with respect to the consolidated balance sheets of the Company as of December 31, 2017 and 2016 and of the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for the year ended December 31, 2017 and for the period from March 11, 2016 (date of inception) through December 31, 2016 and of our report dated April 27, 2018, with respect to the consolidated balance sheets of Holmwood Capital, LLC and subsidiaries as of May 26, 2017 and December 31, 2016 and of the related consolidated statements of operations, changes in Partners’ capital, and cash flows for the period from January 1, 2017 to May 26, 2017 and the year ended December 31, 2016

/s/ CHERRY BEKAERT LLP

Richmond, Virginia
November 6, 2018

Consent of Independent Auditor

HC Government Realty Trust, Inc.
Sarasota, Florida

We hereby consent to the use in the Offering Circular constituting a part of this Regulation A Offering Statement on Form 1-A of HC Government Realty Trust, Inc. of our report dated November 6, 2018, with respect to the statement of revenues and certain operating expenses of the Knoxville Property for the year ended December, 31, 2017, of our report dated November 6, 2018, with respect to the statement of revenues and certain operating expenses of the Monroe Property for the year ended December 31, 2017, of our report dated November 7, 2017, with respect to the statement of revenues and certain operating expenses of the Norfolk Property for the year ended December 31, 2016, and of our report dated June 14, 2016, with respect to the statement of revenues and certain operating expenses of the Owned Properties for the year ended December 31, 2015.

/s/ CHERRY BEKAERT

Richmond, Virginia
November 6, 2018

2